Exhibit 10.1

PURCHASE AGREEMENT

Between

MEIER PROPERTIES, SERIES LLC,

as Seller

and

ERNEST M. CHERRY, JR. REVOCABLE TRUST and
CAROLE A. CHERRY REVOCABLE TRUST

as Buyer

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is between MEIER PROPERTIES, SERIES LLC, a Utah limited liability company (“Seller”), and ERNEST M. CHERRY, JR. REVOCABLE TRUST and CAROLE A. CHERRY REVOCABLE TRUST (collectively, “Buyer”), to be effective as of the Effective Date (as defined in Section 34 below).

RECITALS:

A. As of the Effective Date, Seller owns that certain tract or parcel of land containing approximately 6.57 acres of land located in Uintah County, Utah, commonly known as 1540-1586 S. 1700 E., Vernal, UT 84078, as more particularly described on Exhibit A attached hereto (the “Real Property”).

B. Buyer desires to purchase from Seller all of the Property (as hereinafter defined), and Seller desires to sell to Buyer all of the Property, all as more particularly set forth in this Agreement.

AGREEMENTS:

NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (the “Parties” or a “Party”) hereby agree as follows:

1. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any Party hereto any provision hereof, whether as a third party beneficiary or otherwise, it being specifically intended that there shall be no third party beneficiaries hereto or any third party reliance hereon. This Agreement supersedes all other written or verbal agreements between the Parties concerning the transaction embodied in this Agreement. No claim of waiver, modification or amendment concerning the provisions of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

2. INCLUSIONS IN PROPERTY.

(a) The Property. The term “Property” shall mean the following:

(1) the Real Property;

(2) all buildings, structures and improvements located on the Real Property, together with any and all fixtures of any kind owned by Seller and attached to the Real Property or improvements located thereon, together with all rights, title and interest appurtenant thereto, including, without limitation, those items indicated as being included on Exhibit G attached hereto but excluding those items specifically listed as being excluded on such Exhibit G (collectively, the “Improvements”);

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(3) all rights, privileges, easements, tenements, hereditaments and appurtenances pertaining to the Real Property;

(4) all development, utility, water, irrigation, solar and air rights running with or otherwise pertaining to the Real Property;

(5) all of Seller’s right, title and interest in and to all minerals, oil, gas and other hydrocarbon substances located on or under the Real Property;

(6) all of Seller’s right, title and interest in and to any road, street or alley adjoining the Real Property to the center line thereof and all rights in and to any strips and gores of land adjoining the Real Property;

(7) all of Seller’s right, title and interest in and to any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

(8) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit the Real Property, including all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired, all deposits, charges and fees paid by Seller and all refunds, reimbursements and distributions therefor to which Seller is entitled;

(9) all of Seller’s right, title and interest in and to any reversionary interests in and to the Real Property;

(10) all of Seller’s right, title and interest in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, environmental tests, studies and reports and other technical reports related to the Property; and

(11) all tangible personal property owned by Seller and located on or attached to the Real Property or the Improvements (collectively, the “Personal Property”).

(b) The Transfer Documents. The Property will be transferred and conveyed by Seller to Buyer by the execution and delivery of (i) a Special Warranty Deed, a specimen of which is attached hereto as Exhibit B (the “Deed”), conveying good and indefeasible fee simple title to the Property in equal and undivided interests to both trusts comprising Buyer, subject only to the Permitted Exceptions (as defined below), (ii) a General Assignment, a specimen of which is attached hereto as Exhibit C (the “General Assignment”), and (iii) a Bill of Sale, a specimen of which is attached hereto as Exhibit D (the “Bill of Sale”). The Deed, the General Assignment, the Bill of Sale and all other documents, agreements, notices and certificates to be delivered by the Parties at the Closing (as defined below) are hereinafter collectively referred to as the “Transfer Documents”.

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3. PURCHASE PRICE; DEPOSIT.

(a) Purchase Price. The aggregate price to be paid by Buyer to Seller for the Property is Four Million Four Hundred Forty-Eight Thousand Five Hundred Dollars ($4,448,500.00) (the “Purchase Price”).

(b) Deposit. Within five (5) business days after the Effective Date, Buyer shall deposit in cash or other immediately available funds the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Deposit”) in escrow with Advanced Title Company, Inc., 71 North 100 West, Vernal, UT 84078, Attention: Del Brady (“Escrow Agent”). On or prior to the expiration of the Study Period, as defined in Section 6(a) hereof, provided Buyer has not terminated this Agreement on or as of such the date of the expiration of the Study Period pursuant to Section 6(d) hereof, Buyer shall deposit in cash or other immediately available funds an additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Second Deposit” and collectively with the Initial Deposit, the “Deposit”), which Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at the closing of the transaction contemplated by this Agreement (the “Closing”).

4. DISPOSITION OF DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Deposit in a federally insured account on behalf of Seller and Buyer. The Deposit (together with any interest earned on any such deposit) is hereinafter collectively referred to as the “Earnest Money Deposit”. The Earnest Money Deposit shall be applied as follows:

(a) if Buyer terminates this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit, less the Independent Consideration, as defined in Section 6(d) hereof, shall be paid immediately to Buyer; or

(b) if Seller terminates this Agreement as a result of a default by Buyer, the Earnest Money Deposit shall be deemed forfeited by Buyer pursuant to this Agreement, with such Earnest Money Deposit to be paid to Seller as Seller’s agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages; or

(c) at Closing, the Earnest Money Deposit, including the Independent Consideration, shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at the Closing.

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5. PRELIMINARY TITLE COMMITMENT AND SURVEY AND OBJECTIONS.

(a) Title Commitment and Objections. Within ten (10) days after the Effective Date, Seller, at Seller’s sole cost and expense, shall cause Escrow Agent to deliver to Buyer and Seller a Commitment for Title Insurance issued by Escrow Agent or its underwriter (the “Commitment”) for an owner’s policy of title insurance respecting the Real Property (the “Owner’s Policy”). Within fifteen (15) days after the Effective Date, Buyer, at Buyer’s sole cost and expense, shall have the right to have Seller’s existing survey of the Property updated, or have a new survey of the Property completed by a duly-licensed Utah land surveyor (such updated or new survey, the “Survey”), which Survey shall be certified to Buyer, Seller and Escrow Agent. The Commitment shall show the status of title to the Real Property as of the date of the Commitment and shall be accompanied by legible copies of all exception documents referred to therein. The Commitment shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy. If Buyer desires to raise any objection to title or the Survey, Buyer shall notify Seller, in writing, of such objections within five (5) days after Buyer’s receipt of the Commitment (together with legible copies of all exception documents referred to therein). Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of Buyer’s objections to the Commitment; provided, that notwithstanding any other provision of this Agreement to the contrary, Seller shall in all events be obligated at or prior to the Closing, and regardless of whether Buyer makes objection thereto, to obtain a release of any lien, mortgage or security interest encumbering the Property, to satisfy all items on the Commitment required to be satisfied by Seller and satisfy any matter placed against the Real Property on or after the Effective Date (collectively, the “Seller Cure Items”). If Seller is unable or unwilling to cure all of the objections to the Commitment (other than the Seller Cure Items) within ten (10) days after the date of Buyer’s notice of such objections by providing Buyer a revised Commitment or other documents reflecting that such objections have been cured or will be cured at the Closing, then Buyer, as its sole and exclusive remedy, may terminate this Agreement by providing written notice to Seller within five (5) days after the expiration of Seller’s applicable 10-day cure period. Upon any such termination, the Earnest Money Deposit shall be immediately released by Escrow Agent to Buyer, without the need for obtaining any further consent or instruction from Seller, and thereafter all obligations hereunder shall terminate, except as otherwise provided herein. If Buyer fails to timely terminate this Agreement pursuant to the terms of this Section 5(a), then Buyer shall be deemed to have waived any such uncured objections to the Commitment and the Survey and (other than the Seller Cure Items) and to have agreed to accept the Property subject to the uncured objections (other than the Seller Cure Items), and the uncured objections (other than the Seller Cure Items) shall thereafter be “Permitted Exceptions”. Further, Permitted Exceptions shall also include all matters disclosed on the Commitment not objected to by Buyer (other than the Seller Cure Items) or to which Buyer has no right under this Agreement to object (other than the Seller Cure Items).

(b) Amended Commitment. In the event the Commitment is amended to include new exceptions that are not set forth in a prior Commitment, Buyer shall have five (5) days after Buyer’s receipt of the amended Commitment within which to notify Seller of any such exceptions to which it objects, provided such new exceptions have not been created by Buyer or its contractors or agents. If Buyer objects to any such exceptions, Seller shall have five (5) days from receipt of Buyer’s objection(s) to remedy such exceptions by waiver or endorsement to the Commitment acceptable to Buyer; provided, however, that Seller shall have no obligation to cure any such new objections unless such are any of the Seller Cure Items or otherwise are the result of the acts of omissions of Seller (which shall also be deemed to be Seller Cure Items under this Agreement). If Seller is unable or unwilling to cure any new objections that Seller is not otherwise under this Agreement obligated to cure within five (5) days after the date of Buyer’s notice of such new objections, then Buyer may, as its sole and exclusive remedy, (i) not more than five (5) days after the expiration of Seller’s 5-day cure period, terminate this Agreement and receive the Earnest Money Deposit immediately from Escrow Agent without the need for obtaining further consent or instruction from Seller, and thereafter all obligations hereunder shall terminate, except as otherwise provided herein or (ii) waive such objections to any uncured new matter and the transaction contemplated by this Agreement shall close as scheduled. If written notice of objection under this Section 5(b) is not timely given by Buyer to Seller, then Buyer shall be deemed to have approved of the condition of the title of the Real Property as shown by the amended Commitment (other than the Seller Cure Items) and such uncured new matters (other than the Seller Cure Items) shall be part of the Permitted Exceptions.

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6. BUYER’S STUDY PERIOD; BUYER’S EVALUATION OF THE PROPERTY.

(a) The Study Period. Buyer, at its sole cost and expense, shall have until 5:00 p.m. Vernal Utah time on the date that is twenty-one (21) days after the Effective Date (such period, the “Study Period”) in which to, in Buyer’s sole discretion, determine the feasibility of acquiring the Property.

(b) Right of Entry. Subject to Section 6(c) below, Seller hereby grants to Buyer and Buyer’s agents, employees, contractors and consultants (all of such persons being referred to as the “Consultants”) the right to enter upon the Property prior to the expiration or earlier termination of this Agreement, at any time or times and upon reasonable notice to Seller (which may be oral), to conduct investigations, studies and tests deemed necessary by Buyer, in Buyer’s sole discretion, to assist Buyer in determining whether to acquire the Property (collectively, the “Studies”). Seller shall cooperate with Buyer in connection with the Studies, including Seller’s providing to Buyer or its Consultants any plans, soil surveys, engineering studies and environmental studies related to the Property, to the extent such are in Seller’s possession or control. Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including court costs and attorneys’ fees, arising out of or resulting from Buyer’s exercise of its rights under this Section 6; provided, however, Buyer shall not be responsible for any diminution of value of the Property as a result of Buyer’s discovering any existing conditions at the Property. Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or the Closing.

(c) Reasonable Entry, Insurance, Etc. Notwithstanding anything to the contrary contained herein, Buyer’s activities at the Property shall be conducted in compliance with all applicable laws. If buyer elects to do any invasive testing, he will hire a company with general liability insurance in an amount to cover any personal injuries or property damage. No insurance will be required for the buyer and/or his Consultants to tour and conduct a non-invasive inspection of the property.

(d) Cancellation. If during the Study Period, Buyer shall, for any reason or no reason, in Buyer’s sole discretion, disapprove or be dissatisfied with any aspect of the Property or any item examined by Buyer, then Buyer shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period and thereafter, the Earnest Money Deposit, less One Hundred and 00/100 Dollars ($100.00), as independent consideration (the “Independent Consideration”) to be paid to Seller by Buyer in exchange for Buyer’s termination right granted herein, shall be immediately returned to Buyer, without further consent or instruction from Seller, and Seller and Buyer shall have no further obligations or liabilities to each other hereunder, except as otherwise provided in this Agreement.

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7. DELIVERY OF INFORMATION.

(a) Deliveries to Buyer. Within fifteen (15) days after the Effective Date, Seller agrees to deliver to Buyer, for Buyer’s review, all information pertaining to the Property, including the information listed on Exhibit F attached hereto, to the extent such items are in Seller’s possession or control and relate to the Property.

(b) Return of Information. In the event the transaction contemplated hereby shall fail to close for any reason, Buyer shall, at its expense, promptly deliver to Seller (i) all existing originals and copies of the written information and materials supplied to Buyer by Seller or its agents and (ii) upon the written request of Seller and so long as not prohibited by any written agreement to which Buyer is a party, true and complete copies of any environmental and geotechnical reports concerning the Property prepared by third parties on behalf of Buyer in connection with the Studies. Seller shall not hold Buyer responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section. The terms of this Section shall survive the termination of this Agreement.

8. IRS SECTION 1445. Seller shall furnish to Escrow Agent on or before the Closing Date a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may direct Escrow Agent to withhold from the Earnest Money Deposit, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

9. DELIVERY OF POSSESSION. Provided Buyer has satisfied in full its obligations hereunder, Seller shall deliver possession of the Property to Buyer at the Closing, subject only to the rights of parties under the Permitted Exceptions, if any.

10. CONDITIONS PRECEDENT.

(a) Conditions to Buyer’s Obligations. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close the transaction contemplated by this Agreement are expressly subject to the following:

(1) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of a certificate of Seller stating that all representations and warranties made by Seller in this Agreement are true and correct in all material respects on and as of the Closing Date as if restated in full on and as of the Closing Date, and all of the representations and warranties of Seller made in this Agreement shall be true and correct in all material respects on the Closing Date.

(2) The timely performance by Seller in all material respects all of the obligations, covenants and deliveries required of Seller hereunder.

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(3) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of the Deed, the General Assignment and the Bill of Sale, each executed by Seller and acknowledged, if applicable.

(4) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of a counterpart of the Leaseback Agreement, as defined in Section 14 hereof, executed by Seller.

(5) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of an executed guaranty with respect to the Leaseback Agreement executed by Superior Drilling Products, Inc., a Utah corporation.

(6) The issuance of the Owner’s Policy (or a written commitment therefor) in the amount of the Purchase Price, together with all endorsements requested by Buyer, insuring Buyer as the owner in fee simple of the Real Property subject only to those matters approved, deemed approved, waived or deemed waived by Buyer pursuant to this Agreement.

(7) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of all keys or other access devises to the Property.

(8) The delivery by Seller to Escrow Agent, for delivery to Buyer at the Closing, of the Non-Foreign Affidavit and any additional documents and affidavits Buyer or Escrow Agent may reasonably require for the proper consummation of the transaction contemplated by this Agreement or that may be usual and customary in closing similar transactions, including evidence satisfactory to Escrow Agent of the authority of Seller to sell the Property in accordance with the terms of this Agreement and that the person(s) executing and delivering this Agreement, the Transaction Documents and all other documents with respect to the transaction contemplated by this Agreement on behalf of Seller has the full right, power and authority to do so.

If the foregoing conditions have not been satisfied by the Closing, then Buyer shall have the right, as Buyer’s sole and exclusive remedy, by giving written notice to Seller and Escrow Agent, to exercise the remedies available to Buyer in Section 19(a) of this Agreement.

(b) Conditions to Seller’s Obligations. In addition to all other conditions precedent set forth in this Agreement, Seller’s obligations to perform under this Agreement and to close the transaction contemplated by this Agreement are expressly subject to the following:

(1) The delivery by Buyer to Escrow Agent, for delivery to Seller at the Closing, of the General Assignment and the Bill of Sale, each executed by Buyer and acknowledged, if applicable.

(2) The delivery by Buyer to Escrow Agent, for delivery to Seller at the Closing, of the Purchase Price (due credit being given for the Earnest Money Deposit and subject to increase or decrease pursuant to the prorations and other provisions of this Agreement) in cash or other immediately available funds, and the delivery of authorization to Escrow Agent to release to Seller the Purchase Price (including the Earnest Money Deposit) at the Closing.

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(3) The delivery by Buyer to Escrow Agent, for delivery to Seller at the Closing, of any additional documents and affidavits Seller or Escrow Agent may reasonably require for the proper consummation of the transaction contemplated by this Agreement or that may be usual and customary in closing similar transactions.

(4) The delivery by Buyer to Escrow Agent, for delivery to Seller at the Closing, of a counterpart of the Leaseback Agreement executed by Buyer.

If the foregoing conditions have not been satisfied by the Closing, then Seller shall have the right, at Seller’s sole and exclusive remedy, by giving written notice to Buyer and Escrow Agent, to exercise the remedies available to Seller in Section 19(b) of this Agreement.

11. SELLER’S WARRANTIES.

(a) Warranties. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of the Closing Date that:

(1) Except for Superior Drilling Solutions, LLC, Hard Rock Solutions, LLC and Extreme Technologies, LLC, there are no parties in possession of any part of the Property. There are no rental agreements or other leases, licenses, subleases, use or occupancy agreements affecting any part of the Property.

(2) To Seller’s knowledge, there are no unrecorded liens which affect title to the Property. No labor has been performed or materials furnished for the Property or any part thereof at the direction of Seller, nor is any such work or material to be performed at the Property for which a mechanics’ or materialmen’s lien or liens or any other lien can be claimed by any person.

(3) Seller has not received written notice of any uncured violation with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the use or occupancy of the Property from any person, authority or agency having jurisdiction thereover.

(4) Seller has not received written notice of any intended public improvements which will or could result in any charges being assessed against the Property or which will or could result in a lien upon the Property.

(5) Seller has not received written notice of any impending or contemplated condemnation or taking of the Property, or any portion thereof, by any governmental authorities.

(6) Seller has not received written notice of any suits or claims pending or threatened with respect to or in any manner adversely affecting the Property, nor has Seller received written notice of any circumstances which should or could reasonably form the basis for any such suits or claims which have not otherwise been disclosed in writing to Buyer by Seller.

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(7) Seller has not entered into, and there is not existing, any agreement (other than this Agreement), written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, which would or could prevent it from completing the transfer of the Property under this Agreement.

(8) Seller has not entered into, and there is not existing, any agreement, written or oral, which would bind Buyer or the Property subsequent to the Closing.

(9) Seller has not taken any action, the object of which would be to change the present zoning of or other land-use limitations upon the Property, or any portion thereof, or its potential use, and Seller has not received written notice of any pending proceedings, the object of which would be to change the present zoning or other land-use limitations applicable to the Property.

(10) To Seller’s knowledge, the consummation of the transaction contemplated by this Agreement will not cause a breach under any agreement, law or court order to which Seller is a party or may be bound.

(11) Seller has been duly organized and is validly existing as a limited liability company under the laws of the State of Utah and is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code and Tax Income Regulations. Seller has full power and authority to execute and deliver this Agreement and the Transfer Documents and perform its obligations hereunder and thereunder.

(12) There are no actions or proceedings pending or to Seller’s knowledge, threatened against Seller which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the Transfer Documents.

(13) The execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound.

(14) There are no contracts encumbering any part of the Property.

(15) No consent of any third party is required in order for Seller to enter into this Agreement and the Transfer Documents and perform Seller’s obligations hereunder and thereunder.

(16) To Seller’s knowledge, all information internally produced by Seller and delivered pursuant to the terms of this Agreement to Buyer with respect to the Property is true, correct and complete in all material respects.

(17) Seller (i) is not in receivership or dissolution, (ii) has not made any assignment for the benefit of creditors, (iii) has not admitted in writing its inability to pay its debts as they mature, (iv) has not been adjudicated a bankrupt, (v) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law, or any other similar law or statute of the United States or any state, or (vi) does not have any such petition described in (v) filed against Seller.

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(18) (i) To Seller’s knowledge, no Hazardous Substance (as defined below) is located on the Property, except for amounts permitted by Environmental Laws (as defined below) and (ii) Seller has not received a written notice from a governmental authority alleging a violation of any Environmental Law, which has not been addressed in accordance with Environmental Laws. “Hazardous Substance” shall mean any substance, material or waste which is regulated, or governed by any Environmental Law, including (a) any substance, material or waste defined, used or listed as “hazardous waste”, “extremely hazardous waste”, “restricted hazardous waste”, “hazardous substance”, “hazardous material”, “toxic substance” or similar or related term as defined, used or listed in any Environmental Laws, (b) any asbestos or asbestos containing materials, (c) any underground storage tanks or similar facilities, (d) petroleum, petroleum-based substances or polychlorinated biphenyl and (e) oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel. “Environmental Laws” shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq. and similar state laws and regulations designed to protect human health and the environment.

(19) Seller is not an entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), regulation, or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

(b) Knowledge. When used in this Agreement, the term “to Seller’s knowledge” or words of similar import shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of Troy Meier and Chris Cashion. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability whatsoever with respect to any matters set forth in this Agreement or any of Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete. Seller represents and warrants that the foregoing individuals are knowledgeable as to the operation and condition of the Property.

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(c) New Information. Notwithstanding the foregoing provisions of this Section 11, in the event that (i) any of Seller’s representations is made “to the knowledge of Seller” or words of similar import and (ii) subsequent to the Effective Date information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in the possession of Seller on the date hereof, would have rendered such Seller’s representation false in a material respect (i.e., if Seller had actual knowledge of the New Information on the Effective Date then such Seller’s representation, as made by Seller, would have been false in a material respect) then, provided that Seller discloses such New Information to Buyer prior to the Closing Date: (1) such Seller’s representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account and (2) such remaking of such Seller’s representation shall not be deemed a breach of such Seller’s representation by Seller; provided, however, that such remaking of such Seller’s representation shall give Buyer the right to terminate this Agreement, so long as written notice of the same is delivered within five (5) days after Buyer’s receipt of the New Information and, in such event, Buyer shall be entitled to a refund of the Earnest Money Deposit as its sole and exclusive remedy.

(d) Survival. The representations and warranties set forth in this Section 11 shall survive the Closing Date and the delivery of the Transfer Documents. Seller shall and does hereby indemnify and hold Buyer harmless from and against any loss, damage, liability and expense, together with all court costs and attorneys’ fees, by reason of any breach of any of Seller’s representations and warranties set out in this Section 11. Seller’s indemnity and hold harmless obligations shall also survive the Closing Date and the delivery of the Transfer Documents.

12. SELLER’S COVENANTS. Seller agrees that, between the Effective Date and the Closing or any earlier termination of this Agreement (or during such other period as may be expressly set forth below), Seller shall, at its sole cost and expense:

(a) except as Buyer may otherwise consent in writing, (i) carry on the business of the Property in the ordinary course and in a manner consistent with Seller’s prior practices, (ii) maintain the Property in its present condition and not modify, or permit the modification of, the physical condition of the Property (except as may be required by applicable law) and (iii) maintain the existing insurance policies for the Property and the operation thereof and any replacement thereof in full force and effect;

(b) pay, at or prior to the Closing Date, all bills or invoices arising out of or in connection with or resulting from the use, ownership or operation of the Property up to the Closing Date. Notwithstanding the foregoing, Seller will remain obligated, after the Closing, for the payment of all bills and invoices arising out of or in connection with or resulting from the use, ownership, or operation of the Property prior to the Closing Date;

(c) use commercially reasonable efforts to comply with, or cause the compliance with, all governmental requirements applicable to the Property;

(d) without Buyer’s prior written consent, not restrict, rezone, file or modify any development plan or zoning plan or establish or participate in the establishment of any improvement district with respect to all or any portion of the Property;

(e) without Buyer’s prior written consent, not, by voluntary or intentional act or omission to act, further cause or create any new easement, encumbrance or mechanic’s or materialmen liens and/or any other liens or encumbrances to arise or to be imposed upon the Property or any portion thereof;

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(f) without Buyer’s prior written consent, not enter into any new contract that will not be fully performable by Seller on or before the Closing;

(g) without Buyer’s prior written consent, not grant to any third party any interest in, or agree to any amendment or modification of any agreement with any third party relating to, the Property or any part thereof, with such prohibition including a prohibition on entering into any rental agreements with respect to the Property;

(h) in the event Seller receives written notice of a violation with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction, immediately notify Buyer of such notice, and properly undertake the curing of such violation; and

(i) to the extent Seller receives written notice of any information regarding any of the matters set forth in this Section 12, immediately notify Buyer of the same in writing.

The terms of this Section 12 shall survive the Closing.

13. BUYER’S WARRANTIES AND COVENANTS.

(a) Warranties. Buyer hereby represents to Seller as of the Effective Date and again as of the Closing Date that:

(1) Buyer has full power and authority to execute and deliver this Agreement and the Transfer Documents to which it is a party and perform its obligations hereunder and thereunder.

(2) There are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the Transfer Documents to which Buyer is a party.

(3) The execution, delivery and performance of this Agreement and the Transfer Documents to which Buyer is a party have not and will not constitute a breach or default under any agreement, law or court order to which Buyer is a party or may be bound.

(4) No consent of any third party is required in order for Buyer to enter into this Agreement and the Transfer Documents and perform Buyer’s obligations hereunder or thereunder.

(5) Buyer (i) is not in receivership or dissolution, (ii) has not made any assignment for the benefit of creditors, (iii) has not admitted in writing its inability to pay its debts as they mature, (iv) has not been adjudicated a bankrupt, (v) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law, or any other similar law or statute of the United States or any state, or (vi) does not have any such petition described in (v) filed against Buyer.

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(6) Neither Buyer nor to Buyer’s knowledge any of its affiliates, nor to Buyer’s knowledge any of their respective partners, members, shareholders or other equity owners, and none of its respective employees, officers, directors, representatives or agents is, nor will they knowingly become, (i) a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), regulation, or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities, (ii) a “specially designated global terrorist” or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either (a) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R Part 515 or (b) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar executive orders.

(7) Buyer has taken measures as required by law to assure that (i) funds to be used to pay the Purchase Price and (ii) with respect to each holder of a direct interest in Buyer, funds invested by such holders in Buyer, are derived from legal sources and such measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C §§ 5311 et seq., and all applicable laws, regulations and government guidance on compliance therewith and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.

(b) Survival. The representations and warranties set forth in this Section 13 shall survive the Closing Date and the delivery of the Transfer Documents. Buyer shall and does hereby indemnify and hold Seller harmless from and against any loss, damage, liability and expense, together with all court costs and attorneys’ fees, by reason of any breach of any of Buyer’s representations and warranties set out in this Section 13. Buyer’s indemnity and hold harmless obligations shall also survive the Closing Date and the delivery of the Transfer Documents.

14. LEASEBACK. Upon the Closing, Buyer and Seller shall enter into a lease agreement with respect to the Property in the form set forth in Exhibit E hereto (the “Leaseback Agreement”).

15. BROKER’S COMMISSION. Concerning any brokerage commission, the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement other than Stream Capital (“Seller’s Broker”) and Horvath & Tremblay (“Buyer’s Broker”). Seller shall pay Seller’s Broker a commission with respect to the sale of the Property pursuant to a separate written agreement between Seller and Seller’s Broker. Any commission payable to Buyer’s Broker in connection herewith shall be payable pursuant to a separate written agreement between Seller’s Broker and Buyer’s Broker. If any other person or entity except Seller’s Broker or Buyer’s Broker shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement, the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including counsel and witness fees and court costs in defending against such claim. The indemnification provisions of this Section shall survive termination of this Agreement or the Closing.

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16. CLOSING. The Closing shall occur on or before 3:00 p.m. Vernal, Utah time on the date that ten (10) days following the expiration of the Study Period, or such earlier date as Buyer may designate in writing delivered to Seller not less than five (5) business days’ in advance.

17. ASSIGNMENT. This Agreement may not be, directly or indirectly, assigned by Seller without the prior written consent of Buyer. Buyer may assign this Agreement without the need of obtaining Seller’s prior written consent provided that Buyer delivers advance written notice to Seller of Buyer’s election to assign this Agreement.

18. CONDEMNATION; RISK OF LOSS.

(a) In the event all or any portion of the Real Property is taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation (or Seller obtains actual knowledge that such a taking may be contemplated) prior to the Closing Date, Seller shall immediately notify Buyer in writing of the same (“Eminent Domain Notice”) and Buyer may, at its option to be exercised within five (5) days of receipt of the Eminent Domain Notice, either terminate this Agreement or proceed with the Closing as set forth herein and accept title to the Property subject to such taking or proceeding together with an assignment of all of Seller’s rights and interest in and to any proceeds or compensation which remain unpaid to Seller in connection with such taking and a credit against the Purchase Price for any amounts previously paid to Seller as condemnation proceeds or compensation in connection therewith. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller, then this Agreement shall terminate, the Earnest Money Deposit shall be returned to Buyer, without the need for obtaining any further consent or instruction from Seller, and neither Party shall have any further rights or obligations hereunder except as otherwise provided herein.

(b) Risk of loss for damage to the Property, or any part thereof, from the Effective Date through the Closing Date will be on Seller. In the event that any portion of the Property is destroyed or rendered not leaseable by fire or other casualty or damage to the Property then the following shall apply: (i) if the cost to repair the damage to the Property, as determined by the insurance adjuster approved by Buyer, is not more than $250,000, Buyer shall complete the transaction hereunder and all insurance proceeds shall be assigned to and paid to Buyer, and in such instance, Seller shall pay to Buyer on the Closing Date the full amount of any deductible under Seller’s fire and extended coverage insurance policy; or (ii) if the cost to repair the damage to the Property, as determined by the insurance adjuster approved by Buyer, is more than $250,000, Buyer shall have the option to (A) complete the transaction hereunder and collect all insurance proceeds, and in such instance, Seller shall pay to Buyer on the Closing Date the full amount of any deductible under Seller’s fire and extended coverage insurance policy or (B) terminate this Agreement by providing written notice to Seller and Escrow Agent, and upon such termination, the Earnest Money Deposit shall be immediately released by Escrow Agent to Buyer, without the need for obtaining any further consent or instruction from Seller, and thereafter all obligations hereunder shall terminate, except as otherwise provided herein. Seller warrants that it will maintain until the Closing Date its current insurance covering the Property.

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19. REMEDIES.

(a) Seller’s Breach. If Seller shall fail or refuse to consummate the transaction in accordance with the terms of this Agreement (and Buyer is not in breach hereof), Buyer may, at Buyer’s sole option and as Buyer’s sole and exclusive remedy, either: (i) by written notice to Seller and Escrow Agent, terminate this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder, (ii) seek specific performance against Seller or (iii) any and all other remedies available at law or in equity. Buyer specifically waives any and all right to seek punitive, speculative or consequential damages. Notwithstanding anything to the contrary contained in this Section 19(a), if Seller brings an action against Buyer for an alleged breach or default by Buyer of its obligations under this Agreement or refuses to consent to or instruct the release of the Earnest Money Deposit to Buyer if required by the terms of this Agreement or Escrow Agent (each, a “Seller’s Action”), Buyer shall not be restricted by the provisions of this Section 19(a) from bringing an action against Seller seeking injunction or other restraint, and/or recovering fees, costs, expenses and damages (including attorneys’ fees) which Buyer may suffer or incur as a result of any Seller’s action but only to the extent that Buyer is the prevailing party; and the amount of any such fees, costs, expenses and damages awarded to Buyer shall be in addition to the other remedies in favor of Buyer set forth herein.

(b) Buyer’s Breach. If Buyer shall fail or refuse to consummate the transaction in accordance with the terms of this Agreement (and Seller is not in breach hereof), Seller may, at Seller’s sole option and as Seller’s sole and exclusive remedy, by written notice to Buyer and Escrow Agent, terminate this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Seller as liquidated damages and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. Seller specifically waives any and all right to seek actual, consequential, speculative, punitive or other damages and the right to seek specific performance of Buyer’s obligations hereunder. Buyer shall have no other responsibility or liability of any kind to Seller by virtue of such breach, except in connection with liabilities or indemnification obligations that survive the termination of this Agreement. Seller and Buyer hereby acknowledge and agree that they have included the provision for payment of liquidated damages in this Section 19(b) because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to accurately measure.

(c) Exclusive Remedies. Seller and Buyer agree that except with respect to breach of obligations that survive the termination of this Agreement or the Closing, and except for attorneys’ fees under Section 20 below, the remedies provided in this Section 19 shall be the sole and exclusive remedies to which the Parties shall be entitled, and Seller and Buyer expressly waive and release any other remedies to which they may otherwise be entitled, at law or in equity.

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(d) Notice and Cure. Neither Seller nor Buyer shall avail itself of any remedy granted to it hereunder based upon an alleged default of the other Party hereunder unless and until written notice of the alleged default, in reasonable detail, has been delivered to the allegedly defaulting Party by the nondefaulting Party and the alleged default has not been cured on or before 5:00 p.m. Vernal, Utah time, on the fifth (5th) day following delivery of said notice of default.

20. ATTORNEYS’ FEES. In the event of any litigation between the Parties as a result of or arising out of this Agreement, the prevailing Party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys’ fees, from the non-prevailing Party.

21. NOTICES.

(a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto or email address (with a copy to follow by overnight courier), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	Meier Properties, Series LLC 1583 South 1700 East Vernal, UT 84078 Attn: Troy Meier Tel: 435-789-0594 Email: Troy@teamsdp.com

with a required copy to (which shall not be considered notice):	Ewing & Jones, PLLC 6363 Woodway, Suite 1000 Houston, TX 77057 Attn: Benjamin H. Hughes Tel: 713-899-8385 Email: bhughes@ewingjones.com

if to Buyer:	Ernest M. Cherry, Jr. Revocable Trust and Carole A. Cherry Revocable Trust PO Box 181 Hampton Falls, New Hampshire 03844 Email: echerry@tiac.net

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if to Escrow Agent:	Advanced Title Company, Inc. 71 North 100 West Vernal, UT 84078 Attn: Del Brady Tel: 435-789-4944

Notices hereunder may be given by counsel.

(b) Effective Date of Notices. Notice shall be deemed to have been given on the date on which such notice is actually delivered or such delivery is rejected.

22. ESCROW INSTRUCTIONS; REPORTING PERSON. This Agreement shall constitute the “Escrow Instructions”. Escrow Agent is hereby designated as the “real estate reporting person” for purposes of Section 6045 of Title 20 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon consummation of the transaction contemplated by this Agreement, Escrow Agent shall file the Form 1099 informational return and send the statement to Seller as negotiated under the aforementioned statute and regulation.

23. CLOSING COSTS.

(a) Prorations. Buyer and Seller hereby acknowledge and agree that no real estate taxes or any other state, county or local taxes or assessments for the then current year relating to the Property will be prorated as of the Closing and instead, Seller shall retain responsibility for the payment of such taxes pursuant to the Leaseback Agreement.

(b) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement. At the Closing, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half of the fees and costs due Escrow Agent for its services, and (iii) all other costs to be paid by Seller under this Agreement. At the Closing, Buyer shall pay (i) one-half of the fees and costs due Escrow Agent for its services, (ii) the cost of the Survey, (iii) recording fees for the Transfer Documents and (iv) all other costs to be paid by Buyer under this Agreement. Further, the cost of a basic Owner’s Policy will be paid for by Seller, with the Buyer to pay for any costs incurred in connection with the modification to the “areas and boundaries” exception and any other endorsement required by Buyer. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent.

(c) Post-Closing Adjustment. If after the Closing, the Parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible; provided, however, no adjustment (except as to taxes) shall be made later than eighteen (18) months after the Closing Date unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

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(d) Tax Appeal Proceedings. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the Closing occurs. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Real Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction. Seller shall continue to process any pending appeals or protests with respect to the tax fiscal year in which the Closing occurs, and the net proceeds from any such proceedings, after payment of attorneys’ fees and other costs associated with such process, will be prorated between the parties, when received, as of the Closing.

(e) Survival. The terms and provisions of this Section 23 shall survive the Closing.

24. ESCROW CANCELLATION CHARGES. In the event the transaction contemplated by this Agreement fails to close because of Seller’s default (and Buyer is not in default), Seller shall be liable for any cancellation of Escrow Agent charges. If the Closing fails to occur because of Buyer’s default (and Seller is not in default), Buyer shall be liable for any cancellation charges of Escrow Agent. If the Closing fails to occur for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

26. ADDITIONAL ACTS/FURTHER ASSURANCES. In order to give effect to the transactions provided for and contemplated by this Agreement, each Party shall, whenever and as often as it is requested reasonably to do so by the other Party, execute, acknowledge and deliver and shall cause to be executed, acknowledged or delivered, any and all such further conveyances, maps, applications, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents, any and all further assurance and such documents and instruments as may be necessary, expedient and proper, in the opinion of the Party requesting same, in order to complete any and all conveyances, transfers and assignments provided for in this Agreement and to do any and all such other acts and to execute and acknowledge and deliver any and all such documents as required in order to cause the completion of the transactions provided for in this Agreement.

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27. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be construed and the rights and obligations of Seller and Buyer hereunder determined in accordance with the internal laws of the State of Utah without regard to the principles of choice of law or conflicts of law. The venue for any such dispute shall be the state and federal courts located in Uintah County, Utah and each party waives any claims with respect to non conveniens regarding such location. In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Buyer hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any Party on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the Parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

28. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

29. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday, legal holiday, the Friday after Thanksgiving or Christmas Eve, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday, legal holiday, the Friday after Thanksgiving or Christmas Eve, and the successive periods shall be deemed extended accordingly. The term “business day” excludes Saturdays, Sundays, legal holidays, the Friday after Thanksgiving and Christmas Eve.

30. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control. It is also agreed that both Parties participated in the drafting of this Agreement.

31. HEADINGS; COUNTERPARTS; EMAIL. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. All signed notices and documents, including this Agreement, delivered by electronic mail shall be sufficient for binding the sending Party.

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32. INCORPORATION OF EXHIBITS BY REFERENCE; RULES OF USAGE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein. “Include”, “includes” and “including” shall be deemed to be followed by “, but not limited to,” whether or not they are in fact followed by such words or words of like import. “Hereof”, “herein”, “hereunder” and comparable terms refer, unless otherwise expressly indicated, to the entire agreement or instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References in an instrument to “Article”, “Section”, “Subsection” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, subsection or subdivision of or an attachment to such agreement or instrument.

33. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

34. ACCEPTANCE; EFFECTIVE DATE. The date this Agreement, executed by Seller and Buyer, is delivered to Escrow Agent, as evidenced by its acknowledgment of receipt as set forth below shall be the “Effective Date” of this Agreement; provided, however, Buyer’s failure to deposit the Deposit as and when provided in Section 3(b) above shall be a default by Buyer and permit Seller to terminate this Agreement.

35. SECTION 1031 EXCHANGE.

(a) Buyer may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Buyer’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no material costs, expenses or liabilities in connection with Buyer’s exchange. Buyer shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Buyer uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Buyer hereunder shall not relieve, release or absolve Buyer of its obligations to Seller.

(b) The terms and provisions of this Section 35 shall survive the Closing.

36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

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37. AS-IS; DISCLAIMER.

(a) EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 11 AND 12 OF THIS AGREEMENT AND IN THE DEED AND OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING THE WATER, SOIL AND GEOLOGY; (II) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (III) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (IV) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE PRESENCE OF ANY ENDANGERED OR THREATENED SPECIES ON THE PROPERTY, AS WELL AS THE SUITABILITY OF THE PROPERTY AS HABITAT FOR ANY OF THOSE SPECIES; (VI) THE ACCURACY OR COMPLETENESS OF ANY MATERIALS GENERATED BY THIRD PARTIES FOR SELLER WHICH ARE PROVIDED TO BUYER UNDER THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE; (VII) THE ENFORCEABILITY OR EFFECT OF ANY LEGAL, CONTRACTUAL OR OTHER RIGHTS OR OBLIGATIONS PERTAINING TO THE PROPERTY; OR (VIII) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 11 AND 12 OF THIS AGREEMENT AND IN THE DEED AND OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, SELLER DOES NOT MAKE AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIAL ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY AND ALL FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAWS, ORDINANCES, REGULATIONS, ORDERS, DECREES OR RULES REGULATING, RELATING TO OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS MATERIAL.

(b) BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, BEING GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, IF THIS TRANSACTION IS CONSUMMATED, BUYER WILL BE PURCHASING THE PROPERTY PURSUANT TO SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTIONS 11 AND 12 OF THIS AGREEMENT AND BUYER’S INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE PROPERTY AND BUYER IS RELYING UPON SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS AND ITS OWN DETERMINATION OF THE VALUE AND CONDITION OF THE PROPERTY AND NOT ON ANY OTHER INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE AND WILL NOT BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION TO THE EXTENT GENERATED BY THIRD PARTIES FOR SELLER. BUYER IS RELYING UPON SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTIONS 11 AND 12 OF THIS AGREEMENT, AND ITS OWN INSPECTIONS, INVESTIGATIONS, RESEARCH AND ANALYSES IN ENTERING INTO THIS AGREEMENT AND IS NOT RELYING IN ANY WAY UPON ANY OTHER REPRESENTATIONS, WARRANTIES, STATEMENTS, PLANS, SPECIFICATIONS, COST ESTIMATES, STUDIES, REPORTS, DESCRIPTIONS, GUIDELINES OR OTHER INFORMATION OR MATERIAL FURNISHED BY SELLER OR ITS REPRESENTATIVES TO BUYER OR ITS REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER REGARDING ANY SUCH MATTERS. SELLER SHALL HAVE NO LIABILITY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF SUCH DELIVERED INFORMATION.

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(c) THE OCCURRENCE OF THE CLOSING WILL CONSTITUTE AN ACKNOWLEDGEMENT BY BUYER THAT THE PROPERTY WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED (EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 11 AND 12 OF THIS AGREEMENT AND IN THE DEED AND OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT THE CLOSING) AND OTHERWISE IN AN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION BASED ON BUYER’S OWN INSPECTION THEREOF. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS FURTHER NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE EXPRESSLY SET FORTH OR REFERRED TO HEREIN.

(d) TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS, RELEASES AND/OR WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

(e) The terms set forth in this Section 37 will survive the Closing Date and will not merge into the Transfer Documents.

38. PROHIBITION AGAINST RECORDATION. This Agreement is not to be recorded except in connection with any suit permitted hereunder.

39. CONFIDENTIALITY.

(a) Buyer and Seller shall each maintain as confidential any and all material obtained by one about the other, the terms of this Agreement, the identity of the Parties, and, in the case of Buyer only prior to the Closing and in the case of Seller only after the Closing, any information about the Property, and shall not disclose such information to any third party. Notwithstanding the foregoing, Buyer and Seller shall each have the right to disclose such information as required by applicable law and to its respective investors, officers, directors, employees, attorneys, accountants, environmental auditors, appraisers, engineers, potential lenders, and permitted assignees under this Agreement provided that all such persons are told that such information is confidential and agree to keep such information confidential. The foregoing restrictions shall not apply to information that was in Buyer’s possession prior to disclosure by Seller or is generally available to the public (other than as a result of Buyer’s wrongful disclosure thereof).

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(b) Seller and Buyer shall not at any time announce the sale, issue a press release or otherwise communicate with media representatives regarding the transaction contemplated by this Agreement unless such release or communication has received the prior approval of both Seller and Buyer.

(c) The provisions of this Section 39 shall survive the Closing or any termination of this Agreement.

40. NOTICE REGARDING POSSIBLE LIABILITY FOR ADDITIONAL TAXES. If for the current ad valorem tax year, the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land. The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the land is located.

[Signature Page Follows]

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DocuSign Envelope ID: 4DFAD037-290B-4CB4-BC48-76712F28757B

Buyer and Seller, intending to be legally bound, have caused this Purchase Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

SELLER:

MEIER PROPERTIES, SERIES LLC,
a Utah limited liability company

By: Annette Meier
Name: Annette Meier
Title: President

BUYER:

ERNEST M. CHERRY, JR. REVOCABLE TRUST

By: DocuSigned by: Ernest Cherry
Name: Ernest Cherry
Title: Trustee

CAROLE A. CHERRY REVOCABLE TRUST

By: DocuSigned by: Carole Cherry
Name: Carole Cherry
Title: Trustee

ESCROW AGENT'S AGREEMENT AND ACKNOWLEDGMENT OF RECEIPT:

Receipt of the foregoing fully executed Purchase Agreement is hereby acknowledged by the undersigned this 12 day of November, 2020, and Escrow Agent hereby agrees to act as Escrow Agent in strict accordance with the terms of this Agreement.

ESCROW AGENT:

Advanced Title Company, Inc.

By: Holly Mold
Name: Holly Mold
Title: Escrow Officer

[Signature Page to Purchase Agreement]

24

EXHIBIT A

LEGAL DESCRIPTION

Tracts 1-7:

Tracts 8-9:

Exhibit A-1

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

STATE OF UTAH	§
§
county of UINTAH	§

KNOW ALL MEN BY THESE PRESENTS:

THAT THE UNDERSIGNED,

MEIER PROPERTIES, SERIES LLC, a Utah limited liability company (“Grantor”), for and in consideration of Ten and No/100 Dollars ($10.00) and other valuable consideration in hand paid by the Grantee, defined below, the receipt and sufficiency of which is hereby fully acknowledged and confessed, has GRANTED, SOLD, and CONVEYED, and by these presents does hereby GRANT, SELL, and CONVEY, unto ERNEST M. CHERRY, JR. REVOCABLE TRUST an undivided 50% interest and CAROLE A. CHERRY REVOCABLE TRUST an undivided 50% interest, as co-tenants (collectively, “Grantee”), with an address of _______________, the following real property situated in Uintah County, Utah:

See EXHIBIT A attached hereto and incorporated herein by this reference (the “Property”).

This conveyance, however, is made and accepted subject to any and all validly existing encumbrances, conditions, restrictions, covenants, conditions, exceptions, reservations, easements, rights-of-way, conflicts, encroachments, area and boundary discrepancies, taxes, liens, assessments, charges, and claims, if any, applicable to and enforceable against the above described property as shown by the records of the county clerk of said county and all zoning laws, regulations, and ordinances of municipal and/or other governmental agencies and authorities relating to the Property.

TO HAVE AND TO HOLD the above described premises, together with all the rights and appurtenances lawfully accompanying it, by the Grantee and Grantee’s heirs, successors, and assigns forever. Grantor does bind Grantor and Grantor’s heirs, successors, and assigns to WARRANT AND DEFEND, all the said Property unto the said Grantee and Grantee’s heirs, successors, and assigns, against every person whomsoever, lawfully claiming or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

Exhibit B-1

EXECUTED this ___ day of ____________, 2020.

GRANTOR:

MEIER PROPERTIES, SERIES LLC,
a Utah limited liability company

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

GENERAL ASSIGNMENT

THAT __________________________________, a _______________ (“Assignor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to it paid by ________________________________________________, a ___________________________ (“Assignee”), the receipt and sufficiency of which consideration are hereby acknowledged, hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all the right, title and interest of Assignor in and to any and all of the following property (collectively, the “Assigned Property”) owned by Assignor and used in connection with the real property described on Exhibit A attached hereto and made a part hereof, and any buildings and improvements located thereon (the “Premises”):

1. All permits, licenses, certificates of occupancy, warranties, books, records, governmental approvals, and any other intangible rights which relate to the Premises or the personal property located thereon or related thereto; and

2. All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, environmental tests, studies and reports and other technical reports related to the Premises.

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the Assigned Property unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the Assignor respecting the Assigned Property from and after the effective date of this General Assignment.

EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES MADE BY ASSIGNOR TO ASSIGNEE IN THAT CERTAIN PURCHASE AGREEMENT DATED EFFECTIVE AS OF ______________, 20___, AS MAY BE AMENDED FROM TIME TO TIME, and any other representation or warranty expressly set forth in this GENERAL ASSIGNMENT, ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE ASSIGNED PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED PROPERTY.

The parties agree that this General Assignment may be executed by the parties in one or more counterparts (by facsimile, electronic mail or otherwise) and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[END OF TEXT]

Exhibit C-1

IN WITNESS WHEREOF, this General Assignment has been executed by Assignor and Assignee to be effective as of the _____ day of ____________, 20__.

ASSIGNOR:	___________________________________,
a

By:
Name:
Title:

ASSIGNEE:	___________________________________,
a

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

BILL OF SALE

THAT _________________________, a ____________________ (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by __________________, a _______________ (“Buyer”), the receipt of which is hereby acknowledged, has sold, delivered and assigned, and by these presents does sell, deliver and assign, unto Buyer, its successors and assigns, all of Seller’s right, title and interest in and to the following described property (collectively, the “Personal Property”):

All tangible personal property owned by Seller and located on, attached to or used in connection with the management, operation or repair of the real property described on Exhibit A attached hereto.

TO HAVE AND TO HOLD the Personal Property unto Buyer and Buyer’s successors and assigns forever.

BUYER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Seller to Buyer in that certain Purchase Agreement dated effective as of __________________, 20____, as may be amended from time to time, and any other representation or warranty expressly set forth in this Bill of Sale.

Notwithstanding the foregoing to the contrary, Seller warrants that, as of the execution date of this Bill of Sale, (i) Seller is the owner of the Personal Property, (ii) the Personal Property is free from all liens and encumbrances, and (iii) Seller has the right to transfer title and deliver possession of the Personal Property to Buyer.

[END OF TEXT]

Exhibit D-1

EXECUTED by Seller and Buyer to be effective as of the _____ day of ______________, 20___.

SELLER:	___________________________________,
a

By:
Name:
Title:

BUYER:	___________________________________,
a

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

LEASEBACK

COMMERCIAL LEASE

between

ERNEST M. CHERRY, JR. REVOCABLE TRUST

and

CAROLE A. CHERRY REVOCABLE TRUST

(“Landlord”)

and

MEIER PROPERTIES, SERIES LLC (“Tenant”).

Dated: _______________, 2020

PROPERTY

1540-1586 S. 1700 E.

Vernal, UT 84078

Exhibit E-1

COMMERCIAL LEASE

This COMMERCIAL LEASE (this “Lease”) is made and entered into this ____ day of _______________, 2020 (the “Effective Date”), by and between ERNEST M. CHERRY, JR. REVOCABLE TRUST and CAROLE A. CHERRY REVOCABLE TRUST (collectively, “Landlord”) and MEIER PROPERTIES, SERIES LLC, a Utah limited liability company (“Tenant”).

Section 1

PREMISES AND TERM

1.01 Premises Description. For and in consideration of Tenant’s covenant to pay the rent and other sums provided for herein, and the performance of the other obligations of Tenant hereunder, Landlord leases to Tenant, and Tenant leases from Landlord, for the Term (hereinafter defined) the area containing approximately 6.57 acres of land depicted on Exhibit A-1 and legally described on Exhibit A-2 attached hereto and incorporated herein by this reference (the “Premises”). The Premises contain the buildings depicted on such Exhibit A (the “Buildings”).

1.02 Term. This Lease shall constitute a legally binding and enforceable agreement between the Landlord and the Tenant as of the Effective Date. The initial term of this Lease (the “Initial Term”) shall commence on the Effective date and continue for a period of one hundred eighty (180) months.

1.03 Renewal Options. Provided that Tenant is not in default under this Lease, this Lease may be extended at the option Tenant as set forth herein. Tenant, upon giving Landlord written notice of Tenant’s unconditional exercise of such option not less than six (6) months (nor more than twelve (12) months) prior to the expiration of the then-existing term of this Lease in each instance, shall have the right to renew this Lease (“Renewal Options”) for up to four (4) additional periods of sixty (60) months each (each a “Renewal Term” and collectively with the Initial Term, the “Term”) pursuant to the terms set forth on such Exhibit B attached hereto and incorporated herein for all purposes.

1.04 Use. The Premises shall be used only for the purposes permitted by applicable laws and for no other purposes. Tenant shall at all times during the Term, at Tenant’s sole cost and expense, perform and comply with all laws, rules, orders, codes, ordinances, regulations, restrictions and requirements now or hereafter enacted or promulgated which are applicable to the Premises (including any such laws, rules, orders, codes, ordinances, regulations or requirements which require modifications or alterations of the Premises) or to the business of Tenant conducted at the Premises. Such laws, rules, orders, codes, ordinances, regulations, requirements are collectively called the “Legal Requirements”.

1.05 Net Lease. This Lease is a net lease. It is the intention of Landlord and Tenant that the Rent (hereinafter defined) and other sums and charges provided herein shall be absolutely net to Landlord and that such amounts shall be paid without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise expressly permitted by this Lease. It is further the intent of Landlord and Tenant that all costs and expenses (other than depreciation, interest on and amortization of debt incurred by Landlord, and costs incurred by Landlord in financing or refinancing the Premises) and other obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable prior to the expiration or earlier termination of the Term (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant except as expressly set forth herein. All obligations to be performed by Tenant under this Lease shall be performed at the sole cost and expense of Tenant and without reimbursement or contribution by Landlord, unless otherwise expressly provided in this Lease.

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Section 2

RENTAL

2.01 Rent. Tenant covenants and agrees to pay Landlord monthly Base Rent (herein so called), in advance on or before the first day of each calendar month commencing on the Effective Date. During the initial twelve (12) month period following the Effective Date, the Base Rent payable hereunder shall be Three Hundred Eleven Thousand Three Hundred Ninety-Five and 00/100 Dollars ($311,395.00) per annum payable in equal monthly installments of Twenty-Five Thousand Nine Hundred Forty-Nine and 58/100 Dollars ($25,949.58) pursuant to this Section 2.01 (“Base Rent”). On each annual anniversary of the Effective Date during the Initial Term, the annual amount of Base Rent payable hereunder in equal monthly installments shall be increased by one and a half percent (1.5%) of the previous year’s annual Base Rent. Base Rent and all other sums required to be paid by Tenant to Landlord under this Lease are collectively referred to herein as “Rent”.

2.02 Rent Payments. Rent and other sums to be paid by Tenant shall be payable in lawful money of the United States of America. All payments shall be made by Tenant to Landlord without notice or demand, deduction or offset, except as otherwise expressly provided herein, at the address of Landlord set forth below or at such other address as may be designated by Landlord from time to time.

2.03 Pro Rata Portions of a Month or Year. If the Effective Date or the first day of any Renewal Term occurs on a date other than the first day of a month or a calendar year, the Rent for such month or year shall be prorated on the basis of the actual days in such month or year.

2.04 Late Payments. If any installment of Rent is not paid within five (5) days of the date on which such Rent becomes due, Tenant shall pay Landlord interest on such past due payment at the Default Rate (hereinafter defined) accruing from the due date of such payment until the same is paid in full. The “Default Rate” shall mean the sum of (i) the prime rate of interest from time to time as published in the Wall Street Journal, plus (ii) six percent (6%) per annum, provided that in no event shall such rate exceed the maximum rate of interest permitted by applicable law.

Section 3

UTILITIES AND TAXES

3.01 Utilities. Tenant has, prior to the Effective Date, and from and after the Effective Date, shall continue to, contract directly with all applicable utility providers and pay or cause to be paid when due all charges for all public or private utility services to or for the Premises during the Term, including, without limiting the generality of the foregoing, all charges for heat, light, electricity, water, gas, telephone service, cable service, garbage collection and sewage and drainage service.

3.02 Taxes.

(a) Tenant has, prior to the Effective Date, and from and after the Effective Date, shall continue to, directly pay all Taxes incurred with respect to the Premises during the Term. If the expiration or earlier termination of the Term occurs on a date other than the last day of an applicable monthly or yearly period with respect to any Tax, such Taxes for such calendar year shall be prorated between Landlord or Tenant on the basis of the actual days in such monthly or yearly period.

(b) The term “Taxes” shall mean all taxes of every kind and nature (including, without limitation, real estate, ad valorem and personal property taxes), all charges and other amounts payable pursuant to any easement, declaration or other agreement which encumbers the title to the Premises, all general and special assessments, levies, permits, inspection and license fees, all ground rents, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed, prior to or during the Term, against Landlord, Tenant or any of the Premises as a result of or arising in respect of the ownership, occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Premises or the Rent, including without limitation, any margin tax, gross income tax, franchise tax, sales tax, use tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Rent.

PAGE-2

(c) Tenant may protest the real estate tax rate assessed against the Premises and/or the appraised value of the Premises determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a “Taxing Authority”). Tenant may (i) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest and (ii) appeal any order of a Taxing Authority which determines any such protest. Tenant shall pay or otherwise reimburse Landlord for all costs, charges and expenses incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, appraisal costs, tax consultant charges and attorneys’ fees.

(d) Notwithstanding the foregoing, if any of the following are imposed on Landlord, they shall be excluded from Taxes and shall be paid by Landlord (except to the extent they are imposed in substitution for any Tax which would otherwise be payable by Tenant as provided hereunder): revenue, inheritance, estate, succession, transfer, gift, corporation, withholding, income, profits, gross receipts, mortgage, or capital stock tax.

Section 4

REPAIRS AND ALTERATIONS TO PREMISES

4.01 Repair and Maintenance Obligations.

(a) Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises in good condition, (ii) promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, exterior doors, interior walls and finish work, interior doors and floor covering, utility connections, downspouts, gutters, heating and air conditioning systems, light bulbs and ballasts, truck doors, dock bumpers, dock lights, dock levelers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, and dedicated sewer lines, and (iii) keep the parking areas, driveways, truck aprons, and grounds surrounding the Premises in a clean and sanitary condition; provided, however, notwithstanding the foregoing, Tenant shall not have any obligation with respect to repairs or maintenance obligations expressly assumed by Landlord herein.

(b) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all air conditioning systems and equipment within the Premises.

(c) Landlord’s repair obligations hereunder are limited to any repair or replacement that is necessitated by the acts or omissions of Landlord or its officers, directors, employees, agents, licensees, assignees or subtenants.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR HEREIN, TENANT ACKNOWLEDGES THAT LANDLORD IS NOT OBLIGATED TO MAKE ANY REPAIRS OR PROVIDE ANY SERVICES WHATSOEVER TO THE PREMISES OR TO REPLACE ANY COMPONENT OF THE PREMISES.

4.02 Alterations to Premises. Any additions, improvements, alterations, and replacements to the Premises shall require the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed; provided, however, any interior, non-structural additions, improvements, alterations, and replacements that do not affect the Building Systems (hereinafter defined) and which cost in the aggregate less than $100,000 during any 12-month period during the Term shall not require the prior written consent of Landlord. “Building Systems” means the Buildings’ HVAC, life-safety, plumbing, electrical, and mechanical systems. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any additions, improvements, alterations, and replacements to the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. All such additions, improvements, alterations, and replacements shall be performed in a good and workmanlike manner and in accordance with the Legal Requirements. At the expiration or earlier termination of this Lease, all additions, improvements, alterations, and replacements to the Premises and all fixtures installed therein shall become the property of Landlord.

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4.03 Surrender Upon Termination. Upon the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in good repair and condition, ordinary wear and tear and casualty loss excepted, subject to Landlord’s repair obligations set forth in Section 4.01.

Section 5

DAMAGE OR DESTRUCTION

5.01 Notice of Damage. If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall deliver prompt written notice thereof to Landlord. Landlord shall, within sixty (60) days after such notice from Tenant is delivered to Landlord, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such fire or other casualty.

5.02 Obligation to Repair; Termination. In the event of damage or destruction to the Premises to an extent reasonably preventing Tenant’s continued use of the Premises and in the event the Damage Notice delivered by Landlord to Tenant indicates that Landlord’s reconstruction or repairs of the Premises will require in excess of one hundred eighty (180) days to complete, then either Landlord or Tenant may terminate this Lease by written notice delivered to other within thirty (30) days following Tenant’s receipt of the Damage Notice from Landlord. In the event neither Landlord nor Tenant elect to terminate this Lease as provided in the immediately preceding sentence or in the event of partial damage or destruction of the Premises by fire or other cause to an extent not reasonably preventing Tenant’s continued use of the Premises, Landlord shall be obligated to reconstruct and repair the Premises to a condition comparable to that existing prior to the casualty (excluding any additions, improvements, alterations, and replacements to the Premises made by Tenant). Rent payable hereunder shall abate during the time and to the extent the Premises (or portion thereof) is unfit for occupancy; provided, however, notwithstanding anything herein to the contrary, if Tenant receives the proceeds of any business interruption insurance with respect to the fire or other casualty event giving rise to the damage or destruction to the Premises, Rent shall not abate to the extent of Tenant’s receipt of such business interruption insurance proceeds, with Tenant, upon the receipt of any such business interruption insurance proceeds, being obligated to pay Landlord amounts of Rent payable hereunder, including amounts Rent previously abated hereunder, up to the full amount of the proceeds of any such business interruption insurance.

Section 6

INSURANCE

6.01 Insurance Maintained by Tenant. Tenant shall maintain, provide or cause to be provided, at its own cost and expense the following insurance, including, without limitation, the deductible amount payable pursuant to any such insurance policy (the “Insurance”):

(a) Insurance covering the Buildings and the Premises in an amount not less than the full replacement cost thereof and including endorsements as Lender (hereinafter defined) may require, with such policy to name Landlord and Lender as loss payees as their interests may appear;

(b) Insurance against loss or damage to Tenant’s improvements, additions, alterations and replacements in the Premises and Tenant’s personal property, including trade fixtures, supplies and furniture and equipment located in the Premises, written at replacement cost value and with a replacement cost endorsement, covering the Premises and providing for a deductible not to exceed $100,000, with such policy to contain a replacement cost endorsement and name Landlord and Lender as loss payees as their interests may appear; and

(c) Commercial general liability insurance against claims of personal injury or death and property damage caused by an occurrence upon, in or about the Premises, affording protection, on an occurrence basis, with a combined single limit of not less than $5,000,000 and naming Landlord and any Lender as “additional insureds”.

PAGE-4

All insurance policies required to be maintained by Tenant hereunder shall be with responsible insurance companies with an A.M. Best’s rating of A-X or better, authorized to do business in the State of Utah.

6.02 Certificates. Tenant shall deliver to Landlord and any Lender certificates evidencing such coverage within ten (10) days of the Effective Date of this Lease. Each such certificate shall provide that the insurance company will give Landlord and Lender at least thirty (30) days’ written notice prior to the termination or cancellation of, or changes to, the policy. Each policy required to be carried by Tenant shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

6.03 Landlord’s Acquisition of Insurance. If Tenant at any time during the Term fails to procure or maintain any insurance required hereunder or to pay the premiums therefor, Landlord shall have the right, but not any obligation, to procure the same and to pay any and all premiums thereon, and any amounts paid by Landlord in connection with the acquisition of insurance shall be immediately due and payable as Rent, and Tenant shall pay to Landlord upon demand the full amount so paid and expended by Landlord, together with interest thereon at the Default Rate from the date of such expenditure by Landlord until repayment in full by Tenant.

6.04 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each waive any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried pursuant to this Lease, or any other insurance actually carried by such party, EVEN IF SUCH LOSS OR DAMAGE SHALL HAVE BEEN CAUSED BY, IN WHOLE OR IN PART, THE FAULT OR NEGLIGENCE OF THE OTHER PARTY OR ANYONE FOR WHOM SUCH PARTY MAY BE RESPONSIBLE. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all insurance policies carried in connection with the Premises or the contents of same.

Section 7

CONDEMNATION

7.01 Total or Substantial Taking. If twenty percent (20%) or more of the Premises should be permanently taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall, at either Tenant or Landlord’s option, terminate and the Rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority. Tenant or Landlord’s election to terminate this Lease in accordance with this Section 7.01 shall be evidenced by a written notice of termination delivered to the other within thirty (30) days after the date physical possession of the Premises, as the case may be, is taken by the condemning authority.

7.02 Partial Taking. If this Lease is not terminated as provided in Section 7.01, then (a) the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority, and (b) following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining portions of the Premises as may be required, as reasonably determined by Landlord, to make the remaining portions of the Premises an architectural whole; provided, however, Landlord will not be required to spend in excess of the amount actually received by Landlord as compensation for such taking. Notwithstanding the foregoing, in the event Landlord shall be unable to repair the Premises to an architectural whole within one hundred eighty (180) days following the date physical possession is taken by the condemning authority, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord prior to the date Landlord substantially completes such repairs and Rent shall be abated during the unexpired portion of the Term of this Lease, effective as of the date of such notice to Landlord.

PAGE-5

7.03 Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises shall be paid to Landlord, and subject to the remaining provisions of this Section 7.03, Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any separate award made to Tenant for Tenant’s moving and relocation expenses, or for the loss of Tenant’s fixtures and other tangible personal property if a separate award for such items is made to Tenant (and Tenant may seek awards for such items).

7.04 Temporary Taking. If the whole or any part of the Premises or of Tenant’s interest under this Lease be taken or condemned by any competent authority (or conveyed in lieu thereof) for temporary use or occupancy, Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of the Rent and this Lease shall continue and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking or condemnation had not occurred and in such event, any taking or condemnation award with respect to the Premises corresponding to any periods occurring during the Term shall due to Tenant, so long as any such award does not reduce any award due to Landlord in connection with such temporary condemnation.

Section 8

INSPECTION BY LANDLORD

8.01 Inspection of Premises. Landlord and Landlord’s agents and representatives shall be entitled, from time to time, upon twenty-four (24) hours’ prior notice to Tenant (except in the event of an emergency, in which no notice is required), to enter upon and into the Premises for the purpose of inspecting the same and for purposes consistent with this Lease (and permitting prospective lenders and purchasers to inspect the Premises) and during the last six (6) months of the Term of this Lease, for the purpose of showing the Premises to prospective tenants.

Section 9

INDEMNIFICATION

9.01 Tenant Indemnity. Without limitation of the other indemnity provisions set forth in this Lease, Tenant hereby agrees to indemnify, defend (with counsel reasonably approved by Landlord), hold harmless and reimburse Landlord, and its members, officers, partners and agents from and against and for any and all actions, causes of action, claims, damages, demands, fines, liabilities, losses, obligations, penalties, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, asserted against or suffered or incurred by Landlord by reason of (a) any breach, violation or non-performance by Tenant of any covenant or agreement in this Lease (including any failure of Tenant to maintain or renew any insurance policy required by the terms of this Lease) regardless of whether Tenant has received notice of such breach, violation or nonperformance, (b) any accident, injury or damage to person and/or property which occurs on the Premises during the Term except to the extent arising due to the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, (c) any actual or alleged violation of any Legal Requirement by Tenant or any of Tenant’s agents, contractors or employees, and (d) the gross negligence or willful misconduct of Tenant or its agents, contractors, or employees (acting within the scope of their office, contract, agency or employment).

9.02 Landlord Indemnity. Landlord hereby agrees to indemnify, defend, hold harmless and reimburse Tenant, and its members, partners, officers and agents from and against and for any and all actions, causes of action, claims, damages, demands, fines, liabilities, losses, obligations, penalties, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, asserted against or suffered or incurred by Tenant by reason of (a) any breach, violation or non-performance by Landlord of any covenant or agreement in this Lease, or (b) the gross negligence or willful misconduct of Landlord or its agents, contractors, or employees.

PAGE-6

Section 10

ASSIGNMENT, SUBLETTING AND LENDERS

10.01 Consent Required. Tenant shall not have the right to assign this Lease in whole or in part or to sublease all or any part of the Premises without Landlord’s prior written consent, which consent may not be unreasonably be withheld, conditioned or delayed. Tenant may not mortgage, pledge or allow a lien on its leasehold interest in the Premises. Any attempted assignment, sublease or other transfer of this Lease or any part of the Premises without Landlord’s prior written consent is void. No such assignment or sublease shall operate to release Tenant from liability under this Lease or to reduce any of its liabilities hereunder. Landlord’s consent to any assignment, subletting, or other transfer is not a waiver of Landlord’s right to approve or disapprove any subsequent assignment, subletting or other transfer. Notwithstanding anything herein to the contrary, if Tenant is not then in default or breach of this Lease beyond any applicable notice or cure periods, Tenant may effect an assignment of this Lease to a Permitted Transferee without Landlord’s prior consent, but with notice to Landlord prior to the Permitted Transferee’s occupancy. “Permitted Transferee” means any person or entity that either (1) controls, is controlled by, or is under common control with Tenant (for purposes hereof, “control” shall mean ownership of not less than fifty percent (50%) of all of the voting stock or legal and equitable interest in the entity in question), (2) results from the merger or consolidation of Tenant, or (3) acquires all or substantially all of the stock and/or assets of Tenant as a going concern.

10.02 Assignment by Landlord. In the event of the transfer and assignment by Landlord of its interest in this Lease to a person assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder shall be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

10.03 Subordination. This Lease and Tenant’s interest herein shall be subject and subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease (collectively, a “Deed of Trust”), that now or hereafter covers all or any part of Landlord’s interest in the Premises, and Tenant agrees, upon demand, without cost, to execute such instruments as may be required to further effectuate or confirm such subordination. Landlord hereby agrees to use its commercially reasonable efforts to obtain for Tenant a non-disturbance and attornment agreement with any Lender on such Lender’s form of non-disturbance and attornment agreement, pursuant to which, Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise.

10.04 Landlord’s Lender.

(a) If Landlord delivers written notice to Tenant which includes the name and address of any lender or landlord (collectively, a “Lender”) who holds a Deed of Trust, then as long as such Deed of Trust is still in effect, Tenant agrees to deliver to such Lender written notice of any default by Landlord hereunder of which Tenant delivers notice to Landlord, and further agrees that any such Lender shall have the same period to cure (or cause to be cured) a default by Landlord after delivery of such notice as Landlord is allowed under this Lease after delivery of notice.

(b) Any Lender shall be indemnified by Tenant to the same extent and in the same manner as Tenant indemnifies Landlord pursuant to the terms of this Lease.

(c) Any Lender will be bound by any Rent which Tenant might have paid in advance to any prior landlord (including Landlord).

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Section 11

TENANT ESTOPPELS AND STATEMENTS

11.01 Tenant Estoppel. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord, including without limitation, any Lender), which statement shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, stating that this Lease is in full force and effect as so modified and identifying the modifications), shall confirm (if true, to Tenant’s actual knowledge) that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), and shall contain such other factual information or confirmations as Landlord or any Lender may reasonably require.

11.02 Failure to Furnish. Upon the failure of Tenant to furnish any statements described above within ten (10) days after a request for any such statement, it shall be conclusively presumed that this Lease is in full force and effect and that there are no defaults hereunder by Landlord.

Section 12

DEFAULT

12.01 Event of Default. The occurrence of any of the following shall constitute an Event of Default (herein so called):

(a) Tenant shall fail to pay when due any installment of Rent owing to Landlord or any other obligation under this Lease involving the payment of money to Landlord and such failure shall continue unremedied for a period of five (5) days after Tenant’s receipt of written notice from Landlord with respect to such failure.

(b) Tenant shall fail to comply with any provision of this Lease, other than as described in subsection (a) above, and shall not cure such failure within thirty (30) days after receipt of written notice thereof from Landlord (except that this 30-day period shall be extended for a reasonable period of time if the failure is not reasonably capable of cure within said thirty (30) day period and Tenant promptly commences efforts to cure such failure and continues diligently thereafter efforts necessary to cure such failure).

(c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(d) Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof (“Debtor Relief Laws”); or Tenant shall be the subject of proceedings filed against Tenant under Debtor Relief Laws, and such proceedings are not discharged within sixty (60) days after commencement.

(e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such receiver or trustee is not discharged within sixty (60) days following the date of appointment.

(f) Tenant shall do or permit to be done anything which creates a lien upon the Premises or upon all or any part of the Premises and such lien is not removed (or bonded around pursuant to the applicable requirements of Utah law) within thirty (30) days after Tenant becomes aware of such lien.

(g) The seizure, sequestration or impounding by virtue or under authority of any legal proceeding of all or substantially all of the personal property or fixtures of Tenant used in or incident to the operation of the Premises.

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12.02 Remedies. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies (in addition to any other remedies available to Landlord at law or in equity):

(a) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant’s covenants and obligations under this Lease. It is further agreed in this regard that in the event of any default described in subsection (b) of Section 12.01 of this Lease, Landlord shall have the right to enter upon the Premises without being liable for prosecution or any claim for damages therefor (except for damages resulting from Landlord’s gross negligence or willful misconduct), and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease. Finally, it is agreed that in the event of any default described in subsection (f) of Section 12.01 of this Lease, Landlord may bond around such lien and in such event Tenant agrees to reimburse Landlord on demand for all reasonable costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action (except for damages or claims resulting from Landlord’s gross negligence or willful misconduct).

(b) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

12.03 Expenses. In addition to all other amounts and other obligations for which Tenant is liable upon an Event of Default, Tenant shall compensate Landlord for all expenses incurred by Landlord in taking possession of the Premises (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Premises), all expenses incurred by Landlord in enforcing its remedies (including, without limitation, reasonable attorneys’ fees), and all expenses incurred by Landlord for repairs and brokerage fees in reletting the Premises.

12.04 Injunctive Relief. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

12.05 Bankruptcy. In the event of any default described in subsection (d) of Section 12.01 of this Lease, any assumption and assignment of this Lease must conform with the requirements of the Bankruptcy Code and any assignee must comply with all of the Legal Requirements as required under this Lease.

12.06 No Waivers. No failure by any party hereto to insist upon the strict performance of any provision of this Lease or to exercise any right, power or remedy consequent to any breach thereof, and no waiver of any such breach, or the acceptance of full or partial rent during the continuance thereof, shall constitute a waiver of any such breach or of any such provision. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of any party hereto with respect to any other then existing or subsequent breach.

12.07 No Offsets. Tenant shall not assert any breach of an obligation, warranty or duty of Landlord as, and no such breach shall constitute, a defense, offset, excuse or counterclaim to any obligation of Tenant hereunder, but Tenant may, subject to the other provisions of this Lease, pursue independent remedies for any such breach by Landlord.

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12.08 Mitigation of Damages. For purposes of determining any recovery of Rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, it is understood and agreed that:

(a) Landlord may reasonably elect to lease other available space on or in any other property owned by Landlord, if any, before reletting the Premises.

(b) Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(c) Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Premises and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d) Landlord may reasonably decline to relet the Premises for a use or to a tenant which Landlord reasonably believes would have a negative impact upon the value of the Premises.

12.09 Default By Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable for consequential, punitive or incidental damages (including, without limitation, any claims for lost profits and/or lost business opportunity) arising under or in connection with this Lease.

Section 13

MISCELLANEOUS

13.01 No Partnership. Nothing contained herein or in any instrument relating hereto shall be construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for debts or obligations of Tenant or any other party.

13.02 Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

13.03 Captions. The captions of this Lease are for convenience and reference only, and are not a part of this Lease, and in no way amplify, define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

13.04 Meaning of Terms. Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

13.05 Lease Construed as a Whole. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

13.06 Severability. If any provision of this Lease (other than those relating to payment of Rent) or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

13.07 Survival. Each provision of this Lease which may require the payment of money by, to or on behalf of Landlord or Tenant or third parties after the expiration of the Term hereof or its earlier termination shall survive such expiration or earlier termination. In addition, all indemnity obligations of Landlord and Tenant under this Lease arising during the Term of this Lease shall survive the termination of this Lease.

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13.08 Amendment. This Lease may be amended only in writing, signed by both Landlord and Tenant.

13.09 Brokers. Tenant represents and warrants to Landlord that it has not dealt with any real estate broker in connection with this Lease other than Steam Capital and Landlord represents and warrants to Tenant that it has not dealt with any real estate broker in connection with the lease other than Horvath & Tremblay. No commissions shall be payable with respect to this Lease or the lease of the Premises hereunder and each party hereby agrees to indemnify the other party and to hold and defend the other party harmless from and against any claims or demands from any real estate broker claiming to represent the indemnifying party in connection with this Lease.

13.10 Notices. Any notice to be given or to be served upon any party hereto, in connection with this Lease, must be in writing, and may be given by FedEx or other nationally recognized courier which provides evidence of delivery and shall be deemed to have been given and received on the next business day after any such notice, properly addressed, with overnight, priority service prepaid, is delivered to FedEx or such other courier. If given otherwise than as provided in the preceding sentence, any such notice shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the following addresses:

Landlord:	Ernest M. Cherry, Jr. Revocable Trust and
Carole A. Cherry Revocable Trust
PO Box 181
Hampton Falls, New Hampshire 03844
Email: echerry@tiac.net

Tenant:	Meier Properties, Series LLC
1583 South 1700 East
Vernal, UT 84078
Attn: Troy Meier
Tel: 435-789-0594
Email: Troy@teamsdp.com

with a copy to:	Ewing & Jones, PLLC
6363 Woodway, Suite 1000
Houston, Texas 77057
Attn: Benjamin H. Hughes
Email: bhughes@ewingjones.com

or to such other address as either party may from time to time designate by written notice to the other.

13.11 Attorneys’ Fees. In any proceeding or controversy associated with or arising out of this Lease or a claimed or actual breach thereof, or in any proceeding to recover the possession of the Premises, or in any bankruptcy proceeding or appeal involving this Lease or the Premises, the prevailing party shall be entitled to recover from the other party as a part of prevailing party’s costs, reasonable attorney’s fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

13.12 Governing Law; Venue. This Lease shall be construed according to and governed by the internal laws (without regard to conflict of laws principles) of the State of Utah. The venue for any dispute shall hereunder be the state and federal courts located in Uintah County, Utah and both Landlord and Tenant waive any claims with respect to non conveniens regarding such location.

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13.13 Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

13.14 Entire Agreement. This Lease contains the final and complete expression of the parties relating in any manner to the leasing, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

13.15 No Waiver Implied. No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The acceptance by Landlord of Rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval, by Landlord or Tenant, as the case may be, to or of any act by the other party requiring consent or approval, shall not be deemed to waive or render unnecessary Landlord’s or Tenant’s consent or approval, as the case may be, to or of any subsequent similar acts by the other party.

13.16 Holding Over. If Tenant shall hold over in the Premises after expiration of the Term, Tenant’s hold over shall be deemed to be that of a tenancy at sufferance and in no event from month to month or from year to year, and it shall be subject to all of the terms, covenants and conditions of this Lease applicable thereto, except the Base Rent for any such holdover period shall be 150% of the amount of Base Rent last applicable during the Term. Tenant shall indemnify Landlord against all claims for all losses, costs and expenses, including reasonable attorneys’ fees, incurred by Landlord by reason of such holding over.

13.17 Force Majeure Event. When this Lease prescribes a period of time for action to be taken by either Landlord or Tenant (except for any monetary obligations), such party shall not be liable or responsible for, and there shall be excluded from the computation for the period of time, any delays due to strikes, acts of God, non-availability or shortages of labor or materials, local strikes, lockouts, inclement weather, war, governmental laws, regulations, restrictions, a moratorium on construction, delays in transportation, governmental delays in granting permits or approvals, unknown and unanticipated soil or other underground conditions or any other cause of any kind that is beyond the control of such party, so long as such party is using all reasonable means to minimize or avoid such delays and the economic impact thereof (collectively, a “Force Majeure Event”).

13.18 Purchase Option. Landlord hereby grants Tenant the option to purchase the Premises in accordance with the provisions of Exhibit C attached hereto and incorporated herein for all purposes.

13.19 Build Out Option. Landlord hereby grants Tenant the build out option with respect to the Premises as set forth in Exhibit D attached hereto and incorporated herein for all purposes.

13.20 Guaranty. Contemporaneously with Tenant’s execution of this Lease, Tenant shall deliver Landlord an executed copy of the Lease Guaranty in the form set forth in Exhibit E attached hereto and incorporated herein for all purposes executed by Superior Drilling Products, Inc., a Utah corporation.

13.21 Counterparts. This Lease may be signed in multiple counterparts, including by electronic signature, scanned and delivered by e-mail, each of which counterparts shall be deemed an original instrument.

[Signatures on following page]

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DocuSign Envelope ID: 4DFAD037-290B-4CB4-BC48-76712F28757B

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of the Effective Date.

LANDLORD:

ERNEST M. CHERRY, JR. REVOCABLE TRUST

DocuSigned by:

By: Ernest Cherry
Name: Ernest Cherry
Title: Trustee

CAROLE A. CHERRY REVOCABLE TRUST

DocuSigned by:

By: Carole Cherry
Name: Carole Cherry
Title: Trustee

TENANT:

MEIER PROPERTIES, SERIES LLC,
a Utah limited liability company

By: ____________________
Name: ____________________
Title: ____________________

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EXHIBIT A-1

DEPICTION OF THE PREMISES

Exhibit A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE PREMISES

Tracts 1-7:

Tracts 8-9:

Exhibit A-2

EXHIBIT B

Renewal Options

A. Tenant shall have the right to extend the Term for four (4) additional periods of five (5) years each (each, a “Renewal Option” with the term of any such extension, a “Renewal Term”), with any Renewal Term, if properly and timely exercised, commencing on the first day following the expiration of the Initial Term or the preceding Renewal Term, as applicable, if:

1.	Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not less than six (6) full calendar months prior to the expiration of the Initial Term or the last day of any Renewal Term, as applicable, and not more than twelve (12) full calendar months prior to the expiration of the Initial Term or any applicable Renewal Term; and

2.	There is no outstanding Event of Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

3.	Tenant executes and returns a mutually acceptable Renewal Amendment (hereinafter defined) within fifteen (15) days after its submission to Tenant.

B. All terms applicable with respect to the Lease immediately prior to the commencement of any Renewal Term shall be applicable with respect to such Renewal Term; provided, however, the initial Base Rent payable during such Renewal Term shall equal the Market Rate (hereinafter defined).

C. Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent for the Premises for the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to this Lease (the “Renewal Amendment”) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Market Rate for the Premises during the Renewal Term. Upon agreement, Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Market Rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, then both parties shall agree to enter into “baseball style” arbitration, as outlined herein, in order to establish the Market Rate for the Renewal Term:

(1) Each party shall submit a “determination” of the Market Rate to arbitration within five (5) days of determining an entity to serve as the Arbitrator, and the Arbitrator may only select that one of the determinations submitted by a party to be the more accurate determination of the Market Rate, and the Arbitrator may not add to, subtract from, reform or otherwise modify the provisions of the Lease or of either of the submitted Market Rates. The Market Rate that the Arbitrator determines to be more accurate shall be binding on both parties and shall be used as the Base Rent for the Renewal Term and incorporated into a formal Renewal Amendment;

Exhibit B-1

(2) The Arbitrator shall be a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area. The Arbitrator shall not have any interest in or conflict with either Landlord or Tenant. The Arbitrator shall be mutually agreed upon by both Landlord and Tenant within ten (10) days of the date that the obligation arises hereunder to use arbitration in determining the Market Rate; provided, however, if Landlord or Tenant are unable to agree on a single Arbitrator within such ten (10) day period, each party will, within five (5) days of the expiration of such ten (10) day period, select a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area (each broker, a “Party Selection”) and within ten (10) days of being selected, those two Party Selections shall select a third a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area, which third person shall be the single Arbitrator. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Exhibit B, and the parties shall share equally all other expenses and fees of any such arbitration.

D. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare the Renewal Amendment to reflect changes in the Base Rent, the Term and other appropriate terms. The Renewal Amendment shall be:

1. sent to Tenant within fifteen (15) days after receipt of the Binding Notice or the determination of the Market Rate by the Arbitrator; and

2. executed by Tenant and returned to Landlord in accordance with Paragraph A.3 above.

E. With respect to the exercising of the renewal options, “Market Rate” shall be the then-prevailing fair market value rental rate (determined on a fully “net” lease basis) as of the exercising of the respective provision by Tenant charged to renewing, for tenants of similar financial standing, for property of comparable size and conditions and with comparable improvements within a five (5) mile radius of the Premises (“Comparable Buildings”), taking into consideration the following: (i) the location, quality and age of the Buildings and other improvements; (ii) the use, location and size of the Premises; (iii) the distinction between full-service “gross” leases and “net” leases; (iv) any other adjustments (including by way of indexes) to base rental; (v) the credit standing and financial stature of (a) Tenant and (b) the tenants being considered hereunder in the Comparable Buildings; (vi) the term or length of lease; (vii) the payment of a leasing commission and/or fees/bonuses in lieu thereof; and (viii) any other concession or inducement and/or relevant term or condition in making the Market Rate determination.

Exhibit B-2

EXHIBIT C

Purchase Option

Landlord hereby grants to Tenant an option to purchase the Premises (including the real estate and improvements) from Landlord for a purchase price which shall be determined in accordance with Paragraph C hereof, payable in cash or certified funds.

A. During the thirty (30) day period immediately preceding each five (5) year anniversary of the Effective Date, including, without limitation, during any extensions of the Term with respect to any Renewal Terms, and ending on the expiration of the Term or earlier termination of this Lease, if there is then no outstanding Event of Default under the Lease beyond any applicable cure period, Tenant shall have the right to purchase the Premises under the terms and conditions set forth in this Exhibit C. Tenant shall not have any right whatsoever to exercise this option after the expiration of the Term or the earlier termination of this Lease.

B. Subject to the provisions of this Exhibit C, Tenant may exercise the option granted herein by delivering to Landlord a written notice stating Tenant’s intent to exercise this option (the “Exercise Notice”). The sale and purchase of the Premises shall be at a mutually agreeable time no more than one hundred twenty (120) days and no less than thirty (30) days from the date the Purchase Price is determined pursuant to Paragraph C hereunder, which time can be beyond the Term, in which case, the Term shall be deemed to extend until the closing of the purchase and sale of the Premises hereunder under the same terms as applicable immediately prior to the date that the Term would have otherwise expired. The exercise of this option shall ripen this instrument into a contract for the sale and purchase of the Premises without the necessity of any further instrument in writing except as provided herein.

C. Within thirty (30) days after receipt of Tenant’s Exercise Notice, Landlord shall advise Tenant of the applicable purchase price for the Premises (the “Purchase Price”). Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Purchase Price, shall either (i) give Landlord written notice of the acceptance of such price (“Acceptance Notice”), or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either an Acceptance Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Exercise Notice shall be deemed to be rescinded and of no further force and effect. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Purchase Price. Upon agreement, Tenant shall provide Landlord with an Acceptance Notice. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Purchase Price within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, then both parties shall agree to enter into “baseball style” arbitration, as outlined herein, in order to establish the Purchase Price:

(1) Each party shall submit a “determination” of the Purchase Price to arbitration within five (5) days of determining an entity to serve as the Arbitrator, and the Arbitrator may only select that one of the determinations submitted by a party to be the more accurate determination of the Purchase Price, and the Arbitrator may not add to, subtract from, reform or otherwise modify the submitted Purchase Price. The Purchase Price that the Arbitrator determines to be more accurate shall be binding on both parties and shall be used as the Purchase Price;

Exhibit C-1

(2) The Arbitrator shall be a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area. The Arbitrator shall not have any interest in or conflict with either Landlord or Tenant. The Arbitrator shall be mutually agreed upon by both Landlord and Tenant within ten (10) days of the date that the obligation arises hereunder to use arbitration in determining the Purchase Price; provided, however, if Landlord or Tenant are unable to agree on a single Arbitrator within such ten (10) day period, each party will, within five (5) days of the expiration of such ten (10) day period, select a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area (each broker, a “Party Selection”) and within ten (10) days of being selected, those two Party Selections shall select a third a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area, which third person shall be the single Arbitrator. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Exhibit C, and the parties shall share equally all other expenses and fees of any such arbitration.

(3) Notwithstanding anything herein to the contrary, under no circumstances will Landlord be obligated to sell the Premises pursuant to this Exhibit C for less than the amount paid by Landlord for the Premises, including all related expenses associated with the acquisition of the Premises by Landlord.

D. Landlord covenants that, upon the exercise of this option by Tenant, and upon payment of the Purchase Price, Landlord shall convey, and cause to be conveyed to Tenant, unencumbered, marketable title to the Premises, in fee simple, and that Landlord will warrant the title to the Premises, by special warranty deed, against the claims and demands of all persons claiming by, through or under Landlord, subject only to the lien of ad valorem taxes for the year in which the sale is closed and any liens or encumbrances caused or created by Tenant. Taxes for the year in which the sale is closed shall not be prorated between the parties, as Tenant is obligated to pay such taxes under this Lease. Tenant shall pay all costs of preparing the special warranty deed, any transfer tax, title examination, title insurance, escrow fees, Tenant’s attorney’s fees and all other costs associated with the closing, except that Landlord shall pay the costs of curing any title objections caused by Landlord, Landlord’s attorney’s fees and the cost of paying and satisfying any liens or encumbrances created by Landlord.

E. Tenant shall not receive a credit at closing or otherwise for any rental payments made hereunder except with respect to any Rent paid in advance with respect to periods on or after the closing date of the purchase and sale hereunder, which will be prorated on a daily basis.

F. Tenant shall purchase the Premises in “as is” condition “with all faults” and specifically and expressly without any warranties, representations or guaranties, of any kind, oral or written, expressed or implied, concerning the Premises from or on behalf of Landlord, except as expressly provided herein. Landlord shall not under any circumstances be required to repair or modify any condition of the Premises.

G. This option shall permit Tenant to purchase all of the tracts, parcels, improvements and appurtenances constituting the Premises in one transaction, and Tenant shall not be entitled under any circumstances to purchase less than all of the tracts, parcels and improvements constituting the Premises.

H. The exercise by Tenant of the option granted herein shall not terminate this Lease or modify or reduce Tenant’s obligations under this Lease. Upon closing of the purchase of the Premises pursuant to this option, however, this Lease shall terminate and be of no further force and effect.

Exhibit C-2

EXHIBIT D

Build-Out Option

Landlord, upon receiving written notice from Tenant, with such notice to be provided by Tenant at Tenant’s sole discretion, shall complete a build out (the “Build Out”) of additional space or buildings within the Premises (such additional space, the “Build Out Space”) in accordance with plans mutually approved by Landlord and Tenant, with both acting reasonably with regard to the approval of such plans. From the commencement of the construction of the Build Out until its Substantial Completion, as such term is defined below, Rent and other charges due from Tenant to Landlord under this Lease will remain the same and Tenant shall continue to pay all other sums due as required under the terms of this Lease. Tenant agrees that during any period of the construction of the Build Out, Tenant will continue the operation of its business within the Premises to the extent practicable and that Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from the Build Out; provided, however, Landlord shall take all commercially reasonable and appropriate steps so as not to unreasonably interfere with Tenant’s operations in the Premises and shall coordinate with Tenant with regard to the timing and construction procedures of such Build Out so as to minimize any possible interference with Tenant’s operations in the Premises. The Build Out will be considered to have achieved “Substantial Completion” for purposes of this Exhibit D when (a) Landlord’s contractor certifies in writing to Landlord and Tenant that Landlord is able to provide Tenant with reasonable access to the portion of the Premises subject to the Build Out, (b) the contractor has substantially performed all of the Build Out, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of the Build Out Space and (c) the contractor has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Build Out Space. Upon the Substantial Completion of the Build Out, the Premises shall include the Build Out Space and the Rent payable under this Lease shall include the Base Rent payable with respect to the Premises (excluding the Build Out) as set forth herein, as well as the Build Out Fair Market Value (as defined herein); provided, however, with respect to the Base Rent payable upon any Renewal Term commencing after the date of the Substantial Completion of the Build Out, the Base Rent payable during such Renewal Term shall be determined based on the Market Rate of the Premises, including the Build Out, as determined pursuant to Exhibit B.

Upon the commencement of any Build Out, Landlord and Tenant shall negotiate in good faith to determine the fair market rent for the Build Out Space upon the Substantial Completion of the Build Out (such rate, the “Market Rate”). If Landlord and Tenant shall fail to agree upon a final and binding fair Market Rate within thirty (30) days after Landlord and Tenant commence negotiations to determine such Market Rate, then both parties shall agree to enter into “baseball style” arbitration, as outlined herein, in order to establish the Market Rate:

(1) Each party shall submit a “determination” of the Market Rate to arbitration within five (5) days of determining an entity to serve as the Arbitrator, and the Arbitrator may only select that one of the determinations submitted by a party to be the more accurate determination of the Market Rate, and the Arbitrator may not add to, subtract from, reform or otherwise modify the provisions of the Lease or of either of the submitted Market Rates. The Market Rate that the Arbitrator determines to be more accurate shall be binding on both parties and shall be used as the Market Rate;

(2) The Arbitrator shall be a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area. The Arbitrator shall not have any interest in or conflict with either Landlord or Tenant. The Arbitrator shall be mutually agreed upon by both Landlord and Tenant within ten (10) days of the date that the obligation arises hereunder to use arbitration in determining the Market Rate; provided, however, if Landlord or Tenant are unable to agree on a single Arbitrator within such ten (10) day period, each party will, within five (5) days of the expiration of such ten (10) day period, select a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area (each broker, a “Party Selection”) and within ten (10) days of being selected, those two Party Selections shall select a third a real estate broker licensed by the State of Utah who is active in representing industrial tenants in the Vernal, Utah market area, which third person shall be the single Arbitrator. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Exhibit D, and the parties shall share equally all other expenses and fees of any such arbitration.

Exhibit D-1

EXHIBIT E

FORM OF LEASE GUARANTY

This Guaranty of Lease (this “Guaranty”), dated November___, 2020, is attached to and made part of that certain Commercial Lease (the “Lease”) dated on or about the date hereof, by and between ERNEST M. CHERRY, JR. REVOCABLE TRUST and CAROLE A. CHERRY REVOCABLE TRUST collectively, as Landlord, and MEIER PROPERTIES, SERIES LLC, a Utah limited liability company, as Tenant, with respect to the lease of approximately 6.57 acres of land and improvements thereto commonly known as 1540-1586 S. 1700 E., Vernal, UT 84078, as described therein. Unless otherwise defined herein, the terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, Superior Drilling products, Inc., a Utah corporation (“Guarantor”), has agreed to execute and deliver this Guaranty to Landlord. Guarantor acknowledges that Landlord would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord.

1. Guaranty. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby irrevocably and unconditionally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto (collectively, the “Lease Obligations”). The payment and performance of the Lease Obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset, counterclaim or excuse of any nature (except as otherwise expressly provided therein). It is understood that Landlord, without impairing this Guaranty, may apply payments from Tenant to the Lease Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines.

2. Landlord’s Rights. Landlord may perform any of the following acts at any time during the Term of the Lease, without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor’s obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease, (b) grant extensions or renewals to the Term of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Premises or this Guaranty, (d) consent to any transfer or assignment of Tenant’s or any future tenant’s interest under the Lease and (e) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. Tenant’s Default. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or Guarantor to enforce any of Landlord’s rights or remedies against Tenant or Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. Guarantor’s Waivers. Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind, including, without limitation, notice of protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, (d) any right to require Landlord to proceed against any security held from Tenant or any other person or entity, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord, whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant, shall operate to toll the statute of limitations as to Guarantor.

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5. Separate and Distinct Obligations. Guarantor acknowledges and agrees that Guarantor’s obligations to Landlord under this Guaranty are separate and distinct from Tenant’s obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on Guarantor’s obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, “Bankruptcy Laws”), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under applicable Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not, and shall not be, affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party’s obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and Guarantor, Landlord shall have the right to accelerate all of Tenant’s obligations under the Lease and Guarantor’s obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Landlord. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6. Subordination. All existing and future debts of Tenant to Guarantor, if any, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7. Successors and Assigns. This Guaranty binds Guarantor’s successors and assigns.

8. Encumbrances. If Landlord’s interest in the Property or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any such encumbrances shall not affect any of Guarantor’s obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee’ or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns.

9. Guarantor’s Duty. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

10. Governing Law; Venue. This Guaranty shall be construed according to and governed by the internal laws (without regard to conflict of laws principles) of the State of Utah. The venue for any dispute shall hereunder be the state and federal courts located in Uintah County, Utah.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor hereby executes this Guaranty as of the date first above written.

Guarantor:

Superior Drilling products, Inc.,
a Utah corporation

By:
Name:
Title:

Guarantor’s Address:

1583 South 1700 East
Vernal, UT 84078
Attn:	Troy Meier
Tel:	435-789-0594
Email:	Troy@teamsdp.com

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EXHIBIT F

DUE DILIGENCE REQUIREMENTS

1.	Environmental reports
2.	Engineering reports
3.	Soils/geotechnical reports
4.	Site plans or plats
5.	Maps and surveys
6.	Written notices, reports, citations, orders, decisions, correspondence and memoranda from any governmental authority
7.	Agreements, studies, reports, correspondence and other documents relating to the presence or absence of any endangered species or environmentally sensitive areas on the Property
8.	Insurance certificates and statements detailing coverage at the Property

Exhibit F-1

EXHIBIT G

Included and Excluded Fixtures, Equipment and Personal Property

Included Fixtures, Equipment and Personal Property:

1.	Buildings identified in that certain Appraisal Report with respect to the Property by Van Drimmelen & Associates, Inc. dated effective March 20, 2020 as Roper #1 - #4 and the Cowboy Building;
2.	Cranes and hoists;
3.	Attached heating and cooling equipment;
4.	Attached Torit systems (used for air filtration);
5.	Fence & landscaping surrounding properties; and
6.	Attached fixtures for lighting, plumbing, electric outlets, phone outlets and sprinkler systems.

Excluded Fixtures, Equipment and Personal Property:

1.	Machinery & equipment (CNC machines, lathes, grinders, shop tools, work benches, air compressors, etc.);
2.	Sheds or containers used as stand-alone structures;
3.	Networking & internet equipment;
4.	Artwork in the offices;
5.	Above ground holding tanks (Primary use is for R&D testing near the Cowboy Building);
6.	Repair center improvements for painting and brazing;
7.	Racks holding inventory; and
8.	The research and development tri-plex pump system located at the Cowboy Building.

Any electrical equipment or electrical adaptor specifically associated with an item of equipment or machinery within the Property, is hereby deemed to be a component of such equipment and not a fixture, regardless of whether attached to the Property or Improvements.

Exhibit G-1